Exhibit 16

              [Letterhead of Coopers & Lybrand L.L.P.]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                    December 5, 1997



Gentlemen:

We have read the statements made by Metropolitan Realty Company L.L.C. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December, 1997. We agree with the statements concerning our Firm in such Form 8-K.


                                                   Very truly yours,

                                                   /s/ Coopers & Lybrand LLP
                                                       Coopers & Lybrand L.L.P.